Exhibit 99.4

MIDDLESEX WATER ANNOUNCES RETIREMENT OF

G. CHRISTIAN ANDREASEN, VICE PRESIDENT,

ENTERPRISE ENGINEERING

Iselin, NJ (November 26, 2024) --  Middlesex Water Company (the “Company” or “Middlesex”), (Nasdaq:MSEX), a provider of water and wastewater and related services primarily in New Jersey and Delaware, today announced that G. Christian Andreasen, Jr., P.E., Vice President, Enterprise Engineering, and President, Pinelands Water and Wastewater Companies will be retiring on January 31, 2025 after a 42-year career with the Company.

Andreasen joined Middlesex in 1982 and assumed increasing responsibilities in the areas of planning, engineering, construction and management. Early in his career, Andreasen played a critical role driving projects which helped support the Company’s growth and expansion into new service areas in New Jersey and Delaware. In 2019, he was named to the executive leadership team as Vice President of Enterprise Engineering, responsible for all engineering services, asset management initiatives and capital improvement activities. Under his leadership, the Company constructed numerous complex, technical multi-million-dollar capital improvements including the Company’s ozone treatment plant upgrade, large transmission main projects, its new Park Avenue plant upgrade and annual RENEW Program upgrades.

“On behalf of the Board and our team members, we are tremendously grateful for Chris’s 42 years of engineering expertise in water and wastewater utility operations and oversight of our Company’s capital program, delivery and execution,” said Nadine Leslie, Middlesex Water President and Chief Executive Officer. “Chris brought exceptional problem solving and technical skills to his role. His work helped support reliability and resiliency throughout our infrastructure. He generously gave his time and leadership to industry organizations. His ability to build client relationships, find solutions, and mentor engineering talent has earned him the respect and admiration of his colleagues and peers. We thank Chris for his contribution to the success of Middlesex Water and wish him good health and happiness in his retirement,” added Leslie.

About Middlesex Water Company

Established in 1897, Middlesex Water Company serves as a trusted provider of life-sustaining high quality water service for residential, commercial, industrial and fire protection purposes. The Company and its subsidiaries form the Middlesex family of companies, which collectively serve a population of half a million people in New Jersey and Delaware. We offer a full range of water, wastewater utility and related services including municipal and industrial contract operations and water and wastewater system technical operations and maintenance. We are focused on meeting and balancing the needs of our employees, customers, and shareholders. We invest in our people, our infrastructure, and the communities we serve to support reliable and resilient utility services, economic growth, and quality of life.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost-containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Media Contacts:

Bernadette Sohler, Vice President, Corporate Affairs

Middlesex Water Company

bsohler@middlesexwater.com

Summer DeFEO, Director of Communications

Middlesex Water Company

sdefeo@middlesexwater.com